UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2024

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Nuvera Communications, Inc. (“Nuvera” or the “Company”) was held virtually on May 23, 2024, via live webcast at www.virtualshareholdermeeting.com/NUVR2024. Proxies representing 3,347,158 shares, or 65.20% of the 5,133,207 outstanding shares entitled to vote were present at the Annual Meeting, constituting a quorum. The shareholder voting results for the election of three directors and the other matter submitted to shareholders are as follows:

Proposal 1. Three directors were elected to serve until the 2027 Annual Meeting and until the election and qualification of their respective successors, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Dennis E. Miller	2,152,889	216,680	977,589
Wesley E. Schultz	2,043,659	325,910	977,589
Suzanne M. Spellacy	2,151,619	217,950	977,589

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s independent registered public accounting firm for the 2024 fiscal year, as follows:

Votes For	Votes Against	Abstentions

3,294,671	39,314	13,173

Item 8.01 – Other Events.

On May 23, 2024, Nuvera announced that Perry Meyer, the chair of its Board of Directors, is retiring from the leadership role and transitioning to board member. The Nuvera Board of Directors has unanimously elected board member James Seifert as chair, effective immediately.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Nuvera Communications, Inc. press release dated May 23, 2024, announcing the change in the chair of its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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